CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer U.S. Government Trust:

We consent to the use of our report dated October 17, 2011, relating to the financial statements and financial highlights of Oppenheimer U.S. Government Trust, incorporated by reference in this Registration Statement of Oppenheimer U.S. Government Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                         /s/ KPMG LLP

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                         KPMG LLP

Denver, Colorado

December 22, 2011